AMENDMENT NO. 8 TO MANAGEMENT AGREEMENT


     This Amendment No. 8 to the Management Agreement dated December 8, 2000 as amended on February 12, 2002, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003 and January 1, 2004 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 30th day of April, 2004.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:


                         Portfolio                                    Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Neuberger Berman Real Estate Portfolio                       0.70% of first $200 million of such assets plus
                                                             0.65% of such assets over $200 million up to $750
                                                             million plus 0.55% of such assets over $750 million
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Turner Mid-Cap Growth Portfolio                              0.80% of first $300 million of such assets plus 0.75%
                                                             of such assets over $300 million
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Goldman Sachs Mid-Cap Value Portfolio                        0.75% of first $200 million of such assets plus
                                                             0.70% of such assets over $200 million
------------------------------------------------------------ ---------------------------------------------------------


2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 30th day of April, 2004.

                                MET INVESTORS SERIES TRUST


                                By:______________________
                                     Name:  Elizabeth M. Forget
                                     Title:    President



                                MET INVESTORS ADVISORY LLC


                                By:_______________________
                                     Name:  Elizabeth M. Forget
                                     Title:    President